Exhibit 10.1

CONTRACT OF LABOUR

Employer (hereinafter referred to as Party A): Jiangsu HUHU Electromechanical Technology Co., LTD

legal representative: _______________

telephone: ______________

Address: _________________________________

Worker (hereinafter referred to as Party B): ____________

sex: ___________

date of birth: _____________

postal address: ___________

Citizen ID Card No.: ______________

contact number: ________________

To establish the labor relations of the two parties,clarify the rights and obligations of both parties, according to the labor law of the People’s Republic of China, the labor contract law of the People’s Republic of China and other laws and regulations, in the principal of legal, fair, equal, voluntary, consensus, honesty, parties agreed to sign this labor contract, and conclude the following terms:

1. Term of the labor contract

1. Upon the request of Party B and both parties agree through negotiation, the term of the labor contract shall be as follows

A. Fixed term: since____ year____ moon ____ From the day to____ year____ moon____ Date ended, including the probation period ____ A month. Probation period from year moon From the day to year moon Day stop. day to year moon Day stop.

B. No fixed period: since year moon From the day to the legal conditions for termination of the labor contract appear.

2. Upon expiration of the labor contract, if both parties fail to terminate the contract or renew the labor contract, Party B shall work in Party A for more than one month

The term of the original labor contract is deemed to be automatically extended for one year, and can be automatically extended for many times. If Party B meets the Labor Contract Law of the People’s Republic of China and relevant laws and regulations and stipulates the conditions for signing non-ended labor contract, the labor contract between both parties shall be extended to non-ended labor contract.

3. During the term of the labor contract, if Party B reaches the legal retirement age or begins to enjoy the basic endowment insurance benefits according to law, the labor contract shall terminate from the date of reaching the above circumstances. If Party B continues to work in Party A, both parties shall establish a labor relationship.

2. Working place

4. Party B’s working place is____ , A Wuxi B According to Party A’s work needs, Party B agrees to the work place arranged by Party A According to the actual project operation needs Party B shall perform its labor obligations in the actual project operation place, and Party B’s failure to perform the actual project operation obligations shall be regarded as absenteeism.

5. Party A has informed Party B that Party B is clearly aware of party A’s actual business place adjustment within the contract term, and Party B is still willing to sign this Contract after consideration, and is willing to abide by Article 4.

3. job content

6. Party B shall obey Party A’s work arrangement and engage in it Job position; for specific tasks, responsibilities and job standards, see the job position / job description, operation specifications, work guidance documents and other relevant documents provided by Party A, as well as the arrangement and requirements of Party A’s management personnel. Party B determines that the working environment of this position is: □ non-high temperature environment, □ high temperature environment.

7. Under any of the following circumstances, Party B shall voluntarily obey other positions arranged by Party A, and party B’s will be determined according to the new position after the adjustment.

1) Both parties agree to change the work position (type of work)

2) Party B fails to complete the monthly task and performance indicators for two consecutive months;

3) Party A fails to arrange the original position due to changes in project cancellation or completion, organization adjustment, department cancellation, post merger and equipment update;

4) If Party B fails to work for one consecutive month or more than one month, Party A has arranged other employees to replace Party B

Party B returns to the post again;

5) Party B’s parents, spouse, children, brothers and sisters work in Party A, and Party A thinks it is not conducive to the work and needs post transfer;

6) The laws, administrative regulations and administrative rules based on which the labor contract is concluded have changed, resulting in the post must be adjusted;

7) Party B needs to be transferred according to Party B’s work performance, physical condition and Party A’s production and operation needs;

8) Improper performance appraisal or incompetent work in the performance appraisal;

9) The position should be adjusted as stipulated in Party A’s rules and regulations.

Four, working hours, rest and vacation

8. Party A shall arrange Party B to implement the standard working hour system and implement the rest and vacation measures stipulated by law.

9. If Party A needs Party B to work overtime due to work, Party B shall go through the overtime application procedures according to relevant regulations, and Party A shall pay overtime according to law salary. Party A does not agree with Party B to work overtime voluntarily. If only the time card record or other evidence proves that Party B extends the attendance time, it shall not be recorded as “overtime”. If Party B voluntarily works overtime or voluntarily or otherwise cannot be recorded as overtime, it shall not enjoy the overtime treatment stipulated by law and agreed herein.

5. remuneration of labor

10. Party B’s salary shall be subject to the salary description signed by the company. Party A may pay Party B the rewards other than those agreed upon herein regularly or irregularly according to the business conditions, but Party A has no obligation to pay them.

11. Party B seriously violates the company rules and regulations and does not enjoy all the current (annual, quarterly and monthly) bonuses, allowances and subsidies.

12. If Party B completes the prescribed work tasks and meets the prescribed quality standards, Party A (or the unit designated by Party A) is assigned to 30 percent per month Party B shall be paid the last month’s salary in full by transfer in legal currency or in cash.

13. When Party B rescinds (terminates) the labor contract, Party A shall pay the unpaid wages, and the wages settlement shall not be completed until after Party B completes the work handover. During the wage settlement, Party A shall pay the wages in the form of cash or bank transfer. If Party B fails to complete the work handover in Party A, resulting in the late wage payment, it shall not constitute arrears or deduction of wages.

14. Due to wage calculation standard is not clear or improper calculation method cause party a pay party b wages less, or party b refused to receive, does not belong to the arrears or deduct wages, party b shall find party a to verify, verify party a pay is error, party a shall timely take measures, reissue party b corresponding wage remuneration.

15. Each time Party B receives wages, remuneration and other income (including bonuses, allowances, subsidies and various deductions), All expenses shall be carefully calculated; if there is any objection to the salary, remuneration and other income (including bonuses, allowances, subsidies and various deductions) calculated and paid by Party A, From the date of receipt of wages, remuneration and other income (including bonuses, allowances, subsidies and various deductions), Submit a written objection to Party A within three days, Party A will not accept Party B’s objection application for later days, Party B shall be deemed to have made no objection or waived its rights; If party B raises an overdue objection, Even if there is party A’s accounting error, Party A will no longer pay the difference of salary, remuneration and other income (including bonuses, allowances, subsidies, and various deductions).

Labor protection, protection of working conditions and occupational hazards

16. Party A and Party B shall implement national labor protection, safety and health laws, regulations, regulations and standards. Party A shall provide labor security to Party B Student education, to prevent accidents, to reduce occupational hazards.

17. Party A shall provide Party B with the national labor safety and health conditions and necessary labor safety protection equipment, and strive to improve the working conditions.

7. Social Insurance and Welfare

18. Party A and Party B shall participate in social insurance according to national and provincial regulations. The social insurance premium that shall be paid by Party B shall be withheld and paid by Party B from Party B’s monthly salary.

19. Party A shall be responsible for handling relevant social security procedures with the social insurance management department, and Party B shall ensure that it meets the conditions for handling social insurance and provides the authenticity of the social insurance materials provided to Party A. If Party B fails to ensure that it meets the conditions for social insurance handling and the information provided for handling social insurance is false, and if Party A fails to handle or fails to handle the relevant procedures of social insurance for Party B in time, party B shall bear the relevant responsibilities.

VIII. Modification, rescission and termination of the labor contract

20. Party B has the right to choose a job freely, and Party A shall not restrict Party B’s departure by signing the labor contract. Party B proposes to terminate the labor contract with Party A. If Party B handles the work handover as agreed by both parties, Party A shall settle the wages in full to Party B in full.

21. If Party B applies to obtain the termination of the labor partnership in advance for some reason, it must be informed in writing 30 days in advance (3 days in advance) Party A’s written notice shall be subject to the delivery to the personnel department of Party A, and shall not leave the post in advance, so that Party A has time to re- recruit and continue the work with Party B. Party A and Party B may negotiate and agree on the time for handling relevant procedures.

22. If Party B terminate this Contract or leaves without written notice 30 days in advance (3 days in advance during the probation period), it shall leave unauthorized; if Party B leaves, Party B voluntarily waives the right to receive all wages, remuneration, income, benefits and so on. At the same time, Party A may still require Party B to bear the losses caused by leaving Party A without authorization. If it is difficult to calculate the economic losses, Party B shall compensate Party A for one month’s salary.

23. Party B shall be investigated for criminal responsibility according to law, and the labor contract shall be naturally terminated starting from the effective date of the judgment. The employing unit does not need to perform the obligation of terminating the labor contract service again. If Party B does not come to perform the labor obligations of the company without restricted personal freedom for any reason, the performance of the work within 3 days shall be suspended. Party A shall not undertake the relevant obligations during the suspension period. If it is more than 3 days, Party A may terminate the labor contract of Party B without any economic compensation.

Ix. Other contents agreed upon by both parties through negotiation

24. If Party B is informed and is aware that Party A’s production site and office space are equipped with monitoring devices, Party B is aware of this situation and accepts it.

25. Party A orally informs Party B of the working contents, working conditions, working place, occupational hazards, production safety conditions, labor remuneration and other information required by Party B. Party B’s signature or good seal on this Contract shall be deemed to have accepted the above information informed by Party A.

26. Party B confirms that neither Party B has any labor relationship with any unit at the time of signing this Contract; during the duration of the labor relationship between Party B and Party A, without the written permission of Party A, Party B shall not establish any labor relationship, labor relationship or employment relationship with any unit (individual) except Party A

Party B shall not have any part-time labor relationship or partnership relationship, and shall not have any part-time activities (including e-commerce, wechat business, direct selling, other part-time activities, etc.).

If Party B violates this treaty, Party A may immediately terminate Party B’s labor contract without paying any economic compensation.

27. Party B confirms that if Party B conceals the non-competition with the original unit, it shall constitute fraud, and Party A may determine that the labor contract is invalid. If Party A assumes joint and several liability due to Party B, Party A shall recover from Party B after making compensation.

28. Party B confirms that in order to ensure that Party B can receive timely treatment to hospitals with good medical conditions and the reimbursement rules of industrial injury insurance, Party B shall go to the hospital at the level designated by Party A. Party A shall that the diagnosis certificate and appraisal conclusion of non-designated hospitals shall not be recognized; and Party B cannot reimburindustrial injury insurance.

29. Party b sick or work-related injury, need to leave treatment, must go to the hospital for confirmed, issued by the hospital recommended leave certificate, diagnosis, medical records and medical bills, to the original level of hospital for diagnosis or leave procedures are incomplete (recommended leave certificate, diagnosis certificate, medical records, original invoice, medical expenses original invoice can not have at the same time, as procedures are not complete) to son not approved sick leave. If the sick leave is not approved, Party B fails to leave the post without authorization and shall be treated as absenteeism.

30. If Party A has any questions about the medical diagnosis letter provided by Party B, it may require Party B to review at the designated hospital, and the review fee shall be paid by Party A in advance. If the review result is consistent with the condition specified in Party B’s leave procedure, Party A shall bear the review fee; if the review result is inconsistent with the condition specified in Party B, the review fee shall be borne by Party B. If Party B refuses to review it and fails to leave the post, it shall be treated as absenteeism.

31. If this Contract is terminated or terminated for any reason or whatever party B leaves the company, Party B shall handle the handover procedures according to the relevant management regulations of Party A and the agreement of both parties. Party A shall settle the wages, remuneration and other income after confirming the handover.

Transfer procedures shall include but are not limited to: handover to the personnel designated by Party A (subject to the signature of the work receiver); complete return of office supplies, documents, equipment and other tangible or intangible assets; complete handover of any carrier containing important information to Party A; assist Party A to clear the claims and debts between both parties, complete the separation transfer procedures stipulated by Party A, and handle other outstanding affairs. If Party B fails to perform the above obligations (the obligations shall be signed by all the project leaders on the Employee Separation Transfer List), and if Party A is unable to handle the procedures related to the resignation, Party B shall bear its own responsibilities.

If Party B leaves Party A by itself and fails to go through the relevant work handover procedures beyond the prescribed time limit, it means that Party B voluntarily waives all the remaining wages, remuneration, funds, wages, materials, welfare and other relevant rights remaining in Party A, and Party A may freely dispose of them. If Party B has any debts to Party A due to borrowing or other reasons, the above disposal shall not offset Party B’s debts. If Party B leaves Party A by itself and causes economic losses to Party A, Party A shall have the right to claim compensation to Party B.

32. If Party B intentionally or materially causes losses to Party A, it shall be liable for compensation. Party b owe any money to party a, shall bear the economic loss compensation, or party b in violation of the contract conditions to terminate the labor contract, cause any economic losses to party a, in accordance with the laws and regulations, the contract shall compensation liability, party a has the right to from party b’s wages, bonuses and allowances, such as subsidies and other income (including not limited to this) in the corresponding deduction, insufficient deduction, party a shall still have the right to recover from party b for the rest.

33. Party A requires that, under any circumstances, Party B must abide by traffic safety laws and regulations and shall not commit any illegal acts, Party B shall be held liable for all activities (including but not limited to fines, deduction, seizure of driving license, etc.) for its violation of traffic safety laws and regulations. If Party B suffers losses due to its violation of traffic safety laws and regulations, Party A may claim compensation to Party B. The compensation shall be deducted from Party B’s salary, remuneration, bonus and other income. If not deducted enough, it can still be recovered.

34. Party B shall determine the mailing address and contact telephone number filled in in this Contract to be the only fixed mailing address and valid contact telephone number for Party A to contact and serve the legal documents. Party A shall serve the legal documents to Party B at an unknown address, incorrect address, and no such person

In party B’s address, signature refusal, other collection and other inaccessible circumstances, the legal documents shall be deemed to have been delivered to Party B from the date of mailing.

X. Declaration and confirmation

35. Work achievements generated by Party B during the work period (including but not limited to technical materials, development and summary concepts, ideas and documents

And the published books, work logs, training materials, operation manuals, audio and video materials, etc.), no matter what the form (text, pictures, audio and video, etc.), all the intellectual property rights shall belong to Party A.

36, Party b confirmed that party a has truthfully informed party b work content, working conditions, requirements of choose and employ persons, location, occupational hazards, production safety conditions, labor remuneration, social insurance, and so forth, and may work in the process of occupational disease hazards and its consequences, occupational disease prevention measures and treatment and other requirements to inform party b.

37. Party B confirms that the information on the entry registration form and resume provided or filled in to Party A is completely true and valid. Party B has no labor relationship with other employers, and shall not be subject to non-competition obligations.

38. Party B confirms that it has carefully read and understood the rules and regulations formulated by Party A and agrees to abide by them. The rules and regulations here include the employee handbook and other long-term comprehensive system, including party a in accordance with legal procedures and written or internal electronic network to party b public notice, instructions, methods and detailed rules of individual rules and regulations, including but not limited to the employee handbook, job description, safety guidelines, etc.

39. Other agreements: _______________________________________________

X. Supplementary Provisions

36. Party B shall revise this Contract and both parties agree. Both parties confirm the terms of this Contract without any objection.

37. This labor contract is made in duplicate. Party A holds one copy and Party B holds one copy, which shall have the same legal effect.

Party A (seal):	Party B (signature and handprint):

Legal representative or entrusted agent (signature):

YTD	YTD